EXHIBIT 10.20

SECOND AMENDMENT
TO
ALLERGAN, INC.
PENSION PLAN
(RESTATED 2003)

     The Section 2.14(d) of the Allergan, Inc. Pension Plan (the “Plan”) is hereby amended as follows:

     (d) For purposes of this Section and notwithstanding paragraph (a) above, (i) for periods on or after January 1, 2005, Earnings shall not include lump sum amounts paid to Employees under the Company’s vacation buy-back policy, (ii) for periods beginning on or after January 1, 2003, if a Participant is not an Active Participant at any time during the month, he or she shall be deemed to have no Earnings for that month, (iii) for the period beginning on April 1, 2001 and ending on December 31, 2002, if a Participant is an Employee at any time during a month, Earnings for that month shall be the Earnings actually paid to the Participant during such month, and (iv) for periods prior to April 1, 2001, if a Participant is not an Employee for the entire month, he or she shall be deemed to have no Earnings for that month.

     IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Second Amendment to the Allergan, Inc. Pension Plan on this 19th day of October, 2004.

ALLERGAN, INC.

BY:	/S/ Douglas S. Ingram

Douglas S. Ingram
Executive Vice President, General Counsel and Secretary